Exhibit 10.4

RADIAN GROUP INC.
2014 EQUITY COMPENSATION PLAN

STOCK OPTION GRANT

TERMS AND CONDITIONS

These Terms and Conditions (“Terms and Conditions”) are part of the Stock Option Grant made as of May 11, 2016 (the “Grant Date”), by Radian Group Inc., a Delaware corporation (the “Company”), to <EMPLOYEE’s NAME>, an employee of the Company (the “Grantee”).
RECITALS
WHEREAS, the Radian Group Inc. 2014 Equity Compensation Plan (the “Plan”), permits the grant of stock options to purchase shares of Common Stock, in accordance with the terms and provisions of the Plan;
WHEREAS, the Company desires to grant a Nonqualified Stock Option to the Grantee, and the Grantee desires to accept such Nonqualified Stock Option, on the terms and conditions set forth herein and in the Plan; and
WHEREAS, the applicable provisions of the Plan are incorporated in these Terms and Conditions by reference, including the definitions of terms contained in the Plan (unless such terms are otherwise defined herein).
NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Grant of Option. The Company hereby awards to the Grantee a Nonqualified Stock Option to purchase <ZZZ> shares of Common Stock at the exercise price per share of $12.16, subject to the vesting and other conditions of these Terms and Conditions (the “Option”). The Grantee hereby accepts the Option and agrees to be bound by the terms and conditions of these Terms and Conditions and the Plan with respect to the award.

2.Vesting.
(a)Provided the Grantee remains employed by the Company or a Subsidiary through the applicable vesting date and meets any applicable vesting requirements set forth in these Terms and Conditions, and provided that the Stock Price Hurdle (as defined below) is met, except as set forth in Sections 3 and 4 below, the Option awarded under these Terms and Conditions shall vest as follows:

Date	Vested Shares subject to the Option
(subject to achievement of the Stock Price Hurdle)

May 11, 2019                50% of the shares

May 11, 2020                Remaining 50% of the shares
(b)Notwithstanding the foregoing, the Option will only vest if the closing price of the Company’s Common Stock on the New York Stock Exchange equals or exceeds $15.20 (which is 125% of the fair market value of the Company’s Common Stock on the Grant Date) for ten consecutive trading days ending on or after May 11, 2019 (the “Stock Price Hurdle”), except as provided in Sections 3 and 4 below. If the Stock Price Hurdle has not been met on the third anniversary of the Grant Date (May 11, 2019), the Option with respect to 50% of the shares will vest on the first date after the third anniversary on which the Stock Price Hurdle is met, provided the Grantee remains employed by the Company or a Subsidiary through the applicable vesting date. If the Stock Price Hurdle has not been met on the fourth anniversary of the Grant Date (May 11, 2020), the Option with respect to the remaining 50% of the shares will vest on the first date after the fourth anniversary on which the Stock Price Hurdle is met, provided the Grantee remains employed by the Company or a Subsidiary through the applicable vesting date. The Stock Price Hurdle must be met by May 10, 2026 in order for the Option to vest under this Section 2.
(c)If the vesting schedule above would produce a fractional share, the portion of the Option that is exercisable shall be rounded down to the nearest whole share.
(d)Except as provided in Sections 3 and 4 below, no portion of the Option will vest after the Grantee’s employment with the Company and its Subsidiaries has terminated for any reason, whether by the Grantee or by the Company or any of its Affiliates. In the event of any termination of employment, the Grantee will forfeit the portion of the Option that does not vest either before the termination date or on the termination date associated with such termination.
3.Retirement, Disability and Death.
(a)In the event of (i) the Grantee’s termination of employment due to Retirement or (ii) the Grantee’s death or Disability while employed by the Company or a Subsidiary, the Grantee’s Option will automatically vest in full on the date of the Grantee’s Retirement, death or Disability, as applicable, regardless of whether the Stock Price Hurdle has been met.
(b)For purposes of these Terms and Conditions, “Retirement” shall mean the Grantee’s separation from service, without Cause, other than on account of death or Disability, (A) following the Grantee’s attainment of age 65 and completion of five years of service with the Company or a Subsidiary, or (B) following the Grantee’s attainment of age 55 and completion of 10 years of service with the Company or a Subsidiary.
(c)For purposes of these Terms and Conditions, “Disability” shall mean a physical or mental impairment of sufficient severity that the Grantee is both eligible for and in receipt of benefits under the long-term disability program maintained by the Company, provided that the Grantee completes 30 days of active service with the Company at any time after the Grant Date and prior to the first vesting date. The date of Disability for purposes of these Terms and Conditions is the date on which the Grantee has been in receipt of such long-term disability benefits for six consecutive months. In the event that the Grantee is not in active service on the Grant Date (for example, on account of short-term disability) and the Grantee does not return to the Company and complete 30 days of active service with the Company prior to the first vesting date, the Option will be forfeited.
(d)For purposes of these Terms and Conditions, “Cause” shall mean the Grantee’s (A) indictment for, conviction of, or pleading nolo contendere to, a felony or a crime involving fraud, misrepresentation, or moral turpitude (excluding traffic offenses other than traffic offenses involving the use of alcohol or illegal substances), (B) fraud, dishonesty, theft, or misappropriation of funds in connection with the Grantee’s duties with the Company and its Subsidiaries, (C) material violation of the Company’s Code of Conduct or employment policies, as in effect from time to time, (D) gross negligence or willful misconduct in the performance of the Grantee’s duties with the Company and its Subsidiaries, or (E) a breach of any written confidentiality, nonsolicitation, or noncompetition covenant with the Company or an Affiliate, in each case as determined in the sole discretion of the Committee.
4.Change of Control.
(a)If a Change of Control occurs, the Grantee’s Option shall continue to vest in accordance with Section 2(a) on the third and fourth anniversaries of the Grant Date, without regard to whether the Stock Price Hurdle is met, provided that the Grantee remains continuously employed by the Company and its Subsidiaries through such vesting date. If the Change of Control occurs after the third anniversary of the Grant Date and before the Stock Price Hurdle has been met, the Option with respect to 50% of the shares will vest on the Change of Control date. If the Change of Control occurs after the fourth anniversary of the Grant Date and before the Stock Price Hurdle has been met, the Option with respect to all of the shares will vest on the Change of Control date. However, in no event may the Option be exercised after ten years from the Grant Date.
(b)Notwithstanding the foregoing, if a Change of Control occurs and the Grantee’s employment with the Company and its Subsidiaries is terminated by the Company or a Subsidiary without Cause or the Grantee terminates employment for Good Reason (as defined herein), and the Grantee’s date of termination occurs (or in the event of the Grantee’s termination for Good Reason, the event giving rise to Good Reason occurs), in each case, during the period beginning on the date that is 90 days before the Change of Control and ending on the date that is one year following the Change of Control, the Option will automatically vest in full on the Grantee’s date of termination (or, if later, on the date of the Change of Control), regardless of whether the Stock Price Hurdle has been met. However, in no event may the Option be exercised after ten years from the Grant Date.
(c)For purposes of these Terms and Conditions, “Good Reason” shall mean:
(i)a material diminution of the Grantee’s authority, duties or responsibilities;
(ii)a material reduction in the Grantee’s base salary, which, for purposes of these Terms and Conditions, means a reduction in base salary of 10% or more that does not apply generally to all similarly situated employees of the Company; or
(iii)any material change in the geographic location at which the Grantee must perform the Grantee’s duties to the Company and its Subsidiaries, which, for purposes of these Terms and Conditions, means the permanent relocation of the Grantee’s principal place of employment to any office or location which is located more than 100 miles from the location where the Grantee is based immediately prior to the change in location.

In order to terminate employment for Good Reason, the Grantee must provide a written notice of termination with respect to termination for Good Reason to the Company within 90 days after the event constituting Good Reason has occurred. The Company shall have a period of 30 days in which it may correct the act, or the failure to act, that gave rise to the Good Reason event as set forth in the notice of termination. If the Company does not correct the act, or the failure to act, the Grantee must terminate employment for Good Reason within 30 days after the end of the cure period, in order for the termination to be considered a Good Reason termination. Notwithstanding the foregoing, in no event will the Grantee have Good Reason for termination if an event described in Section 4(c)(i) occurs in connection with the Grantee’s inability to perform the Grantee’s duties on account of illness or short-term or long-term disability.
5.Exercise of the Option. When the Option becomes vested in accordance with Sections 2, 3, or 4 above, the Grantee may exercise part or all of the vested and exercisable Option by delivering a duly completed notice of intent to exercise to the Company, specifying the number of shares as to which the Option is to be exercised and the method of payment. Payment of the exercise price shall be made in accordance with procedures in effect from time to time based on the type of payment being made but, in any event, prior to issuance of the shares of Common Stock. The Grantee shall pay the exercise price (i) in cash, (ii) by authorizing a third party to sell shares of Common Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise, (iii) if so permitted by the Committee and subject to such conditions as may be established by the Committee, (1) by tendering (actually or by attestation) shares of Common Stock owned by the Grantee and valued at the then Fair Market Value thereof or (2) by having shares subject to the exercisable Option withheld to pay the exercise price, with the shares valued at the then Fair Market Value thereof, or (iv) by any combination of the foregoing. The Company’s obligation to deliver shares of Common Stock upon exercise of the Option shall be subject to all applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate by the Committee. Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.

6.	Transferability.
(a)During the Grantee’s lifetime, except as set forth in subsection (b) below, exercise of the Option shall be solely by the Grantee (or the Grantee’s legal guardian or legal representative) and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person or persons who acquire the right to exercise such Option by will or by the laws of descent and distribution, to the extent that the Option was outstanding as of the date of the Grantee’s death. Neither the Option nor any right hereunder shall be assignable or otherwise transferable except by will or by the laws of descent and distribution or except as otherwise permitted by the Plan, nor shall any Option be subject to attachment, execution or other similar process. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of any Option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate any Option by notice to the Grantee and the Option and all rights hereunder shall thereupon become null and void.
(b)Notwithstanding the foregoing, the Committee may provide that a Grantee may transfer this Option to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
7.Termination of the Option.
(a)The Option shall have a term of ten years from the Grant Date and shall terminate at the expiration of that period (on May 10, 2026), unless the Option is terminated at an earlier date pursuant to the provisions of these Terms and Conditions or the Plan.
(b)The Option granted and subsequently vested hereunder (including pursuant to Section 4 hereof) shall terminate immediately after the first to occur of: (i) one year after the termination of the Grantee’s employment with the Company or a Subsidiary due to an involuntary termination by the Company or a Subsidiary without Cause (except as provided in subsection (c) below), (ii) one year after the termination of the Grantee’s employment with the Company or a Subsidiary by the Grantee for Good Reason during the Change of Control period described in Section 4(b) hereof (except as provided in subsection (c) below), (iii) 90 days after the Grantee’s voluntary termination of employment with the Company and its Subsidiaries (except as provided in subsection (c) below or as provided in clause (ii) above), or (iv) ten years from the Grant Date.
(c)In the event of the termination of the Grantee’s employment on account of Retirement, Disability or death of a Grantee, the Option held by the Grantee may be exercised, pursuant to the terms of the Plan, by the Grantee (or the Grantee’s personal representative) at any time prior to the expiration of the ten-year term of the Option.

(d)Notwithstanding the foregoing, in no event may the Option be exercised after ten years from the Grant Date (after May 10, 2026). Any portion of the Option that is not vested at the time the Grantee ceases to be employed by the Company and its Subsidiaries shall immediately terminate.
(e)In the event a Grantee’s employment is terminated by the Company or a Subsidiary for Cause, the Option (including the vested portion, if any) held by such Grantee shall immediately terminate and be of no further force or effect.
8.Certain Corporate Changes. If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of the Option, the Committee shall adjust, as provided in the Plan, the number and class of shares subject to the Option held by the Grantee and/or the exercise price of such Option, and the Stock Price Hurdle, if appropriate, to reflect the effect of such event or change in the Company’s capital structure in such a way as to preserve the value of the Option. Any adjustment that occurs under the terms of this Section 8 or the Plan will not change the timing or form of payment with respect to any exercised Option or portion thereof.
9.Restrictive Covenants.
(a)The Grantee acknowledges and agrees that, during and after the Grantee’s employment with the Company or any of its Affiliates, the Grantee will be subject to, and will comply with, the applicable confidentiality and other terms specified in the Company’s Code of Conduct and Ethics, including terms applicable to former employees. A copy of the Code of Conduct and Ethics has been provided to the Grantee and can be accessed on the Company’s intranet. The Code of Conduct and Ethics, including any future revisions to the Code of Conduct and Ethics, are incorporated into and made a part of these Terms and Conditions as if fully set forth herein.
(b)The Grantee acknowledges that the Grantee’s relationship with the Company and its Affiliates is one of confidence and trust such that the Grantee is, and may in the future be, privy to and/or the Grantee will develop Confidential Information and Trade Secrets of the Company or any of its Affiliates. Subject to the provisions of subsection (k) and Section 17, the Grantee agrees that, at all times during the Grantee’s employment and after the Grantee’s employment with the Company or any of its Affiliates terminates for any reason, whether by the Grantee or by the Company or any of its Affiliates, the Grantee will hold in strictest confidence and will not disclose, use, or publish any Confidential Information and Trade Secrets, except as and only to the extent such disclosure, use, or publication is required during the Grantee’s employment with the Company or any of its Affiliates for the Grantee to fulfill the Grantee’s job duties and responsibilities to the Company or any of its Affiliates. At all times during the Grantee’s employment and after the Grantee’s termination of employment, the Grantee agrees that the Grantee shall take all reasonable precautions to prevent the inadvertent or accidental disclosure of Confidential Information and Trade Secrets. The Grantee hereby assigns to the Company any rights the Grantee may have or acquire in Confidential Information and Trade Secrets, whether developed by the Grantee or others, and the Grantee acknowledges and agrees that all Confidential Information and Trade Secrets shall be the sole property of the Company and its assigns. For purposes of these Terms and Conditions, “Confidential Information and Trade Secrets” shall mean information that the Company or any of its Affiliates owns or possesses, that the Company or any of its Affiliates have developed at significant expense and effort, that they use or that is potentially useful in the business of the Company or any of its Affiliates, that the Company or any of its Affiliates treat as proprietary, private, or confidential, and that is not generally known to the public.
(c)The Grantee acknowledges and agrees that, during the Grantee’s employment with the Company or any of its Affiliates, and for the 12 month period immediately following the Grantee’s termination of employment for any reason, and subject to subsection (m) below (the “Restricted Period”), the Grantee will not, without the Company’s express written consent, engage (directly or indirectly) in any employment or business activity within the United States whose primary business involves or is related to providing any mortgage- or real estate-related service or product that, during the Grantee’s employment, the Company or any of its Affiliates provides or is actively engaged in developing through the use of Confidential Information and Trade Secrets; provided however, the foregoing restriction shall only apply to such service or product for which the Grantee has had access to Confidential Information and Trade Secrets or otherwise has had active involvement. The Grantee further agrees that, given the nature of the business of the Company and its Affiliates and the Grantee’s position with the Company, a nationwide geographic scope is appropriate and reasonable.
(d)The Grantee acknowledges and agrees that, during the term of the Grantee’s employment by the Company or any of its Affiliates and during the Restricted Period, the Grantee shall not, directly or indirectly through others, (i) hire or attempt to hire any employee of the Company or any of its Affiliates, (ii) solicit or attempt to solicit any employee of the Company or any of its Affiliates to become an employee, consultant, or independent contractor to, for, or of any other person or business entity, or (iii) solicit or attempt to solicit any employee, or any consultant or independent contractor of the Company or any of its Affiliates to change or terminate his or her relationship with the Company or any of its Affiliates, unless in each case more than six months shall have elapsed between the last day of such person’s employment or service with the Company or any of its Affiliates and the first date of such solicitation or hiring or attempt to solicit or hire. If any employee, consultant, or independent contractor is hired or solicited by any entity that has hired or agreed to hire the Grantee, such hiring or solicitation shall be conclusively presumed to be a violation of these Terms and Conditions; provided, however, that any hiring or solicitation pursuant to a general solicitation conducted by an entity that has hired or agreed to hire the Grantee, or by a headhunter employed by such entity, which does not involve the Grantee, shall not be a violation of this subsection (d).
(e)The Grantee covenants and agrees that, during the term of the Grantee’s employment by the Company or any of its Affiliates and during the Restricted Period, the Grantee shall not, either directly or indirectly through others:
(i)solicit, divert, appropriate, or do business with, or attempt to solicit, divert, appropriate, or do business with, any customer for whom the Company or any of its Affiliates provided goods or services within 12 months prior to the Grantee’s date of termination or any actively sought prospective customer of the Company or any of its Affiliates for the purpose of providing such customer or actively sought prospective customer with services or products competitive with those offered by the Company or any of its Affiliates during the Grantee’s employment with the Company or any of its Affiliates; or
(ii)encourage any customer for whom the Company or any of its Affiliates provided goods or services within 12 months prior to the Grantee’s date of termination to reduce the level or amount of business such customer conducts with the Company or any of its Affiliates.

Notwithstanding the foregoing, unless provided otherwise in a written agreement entered into between the Grantee and the Company or any of its Affiliates, this subsection (e) shall not apply after the Grantee’s termination of employment with the Company or any of its Affiliates, if the Grantee’s employment is terminated by the Company or any of its Affiliates without Cause.]
(f)Notwithstanding the foregoing, if the Grantee is employed in California, or in another jurisdiction where otherwise prohibited by law, the following provisions shall apply:
(i)Subsection (c) above shall not apply, and instead the Grantee acknowledges and agrees that during the Grantee’s employment with the Company or any of its Affiliates: (A) the Grantee will not engage (directly or indirectly) in any other employment or business activity within the United States whose primary business involves or is related to providing any mortgage- or real estate-related service or product that the Company or any of its Affiliates provides or is actively engaged in developing through the use of Confidential Information and Trade Secrets; provided however, the foregoing restriction shall only apply to such service or product for which the Grantee has had access to Confidential Information and Trade Secrets or otherwise has had active involvement, and (B) the Grantee will not, without the prior written consent of the Company or any of its Affiliates, engage (directly or indirectly) in any other employment or business activity that would tend to create an actual or apparent conflict of interest with the Company or any of its Affiliates, or undermine or interfere with the Grantee’s ability to devote the Grantee’s best efforts and to fulfill the full-time duties and responsibilities of the Grantee’s position with the Company or any of its Affiliates. The Grantee further agrees that, given the nature of the business of the Company and its Affiliates and the Grantee’s position with the Company, a nationwide geographic scope is appropriate and reasonable.
(ii)Subsection (d) above shall not apply, and instead the Grantee acknowledges and agrees that during the Grantee’s employment with the Company or any of its Affiliates and during the one year period immediately after the Grantee’s termination of employment for any reason, and subject to subsection (m) below (the “Restricted Period”), the Grantee shall not, directly or indirectly through others, solicit, encourage, or attempt to solicit or encourage any Service Provider to terminate or reduce the Service Provider’s relationship or business with the Company or any of its Affiliates. For the purpose of these Terms and Conditions, “Service Provider” means persons and entities who, during the Grantee’s employment with the Company or any of its Affiliates, were employees, consultants, vendors, or independent contractors of the Company or any of its Affiliates.
(iii)Subsection (e) above shall not apply, and instead the Grantee acknowledges and agrees that as part of the Grantee’s obligations under subsection (b) above, during the Grantee’s employment with the Company or any of its Affiliates and after the Grantee’s employment with the Company or any of its Affiliates terminates for any reason (whether by the Grantee or by the Company or any of its Affiliates), the Grantee shall not, either directly or indirectly through others, use or disclose any Confidential Information and Trade Secrets in any effort to solicit, encourage, or attempt to solicit or encourage, any Company Customer to terminate, reduce, or forego that Company’s Customer’s relationship or prospective relationship with the Company or any of its Affiliates.  For purposes of these Terms and Conditions, “Company Customer” means any person or entity to whom the Company or any of its Affiliates provided goods or services, or actively sought to provide goods or services, at any time during the Grantee’s employment with the Company or any of its Affiliates.
(g)The Grantee acknowledges and agrees that the business of the Company and its Affiliates is highly competitive, that the Confidential Information and Trade Secrets have been developed by the Company or any of its Affiliates at significant expense and effort, and that the restrictions contained in this Section 9 are reasonable and necessary to protect the legitimate business interests of the Company or any of its Affiliates.

(h)The parties to these Terms and Conditions acknowledge and agree that any breach by the Grantee of any of the covenants or agreements contained in this Section 9 will result in irreparable injury to the Company or any of its Affiliates, as the case may be, for which money damages could not adequately compensate such entity. Therefore, the Company or any of its Affiliates shall have the right (in addition to any other rights and remedies which it may have at law or in equity and in addition to the forfeiture requirements set forth in subsection (i) below) to seek to enforce this Section 9 and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company or any of its Affiliates may have for a breach, or threatened breach, of the restrictive covenants set forth in this Section 9. The Grantee agrees that in any action in which the Company or any of its Affiliates seeks injunction, specific performance, or other equitable relief, the Grantee will not assert or contend that any of the provisions of this Section 9 are unreasonable or otherwise unenforceable. The Grantee irrevocably and unconditionally (i) agrees that any legal proceeding arising out of these Terms and Conditions may be brought only in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Philadelphia County, Pennsylvania, (ii) consents to the sole and exclusive jurisdiction and venue of such court in any such proceeding, and (iii) waives any objection to the laying of venue of any such proceeding in any such court. The Grantee also irrevocably and unconditionally consents to the service of any process, pleadings, notices, or other papers.
(i)The Grantee acknowledges and agrees that in the event the Grantee breaches any of the covenants or agreements contained in this Section 9:

(i)    The Committee may in its discretion determine that the Grantee shall forfeit the outstanding Option (without regard to whether any portion of the Option has vested, except as to the vested shares where forfeiture of vested shares is expressly prohibited by law), and the outstanding Option shall immediately terminate, and
(ii)The Committee may in its discretion require the Grantee to return to the Company any shares of Common Stock received upon exercise of the Option, net of the exercise price paid by the Grantee upon exercise of the Option; provided, that if the Grantee has disposed of any shares of Common Stock received upon exercise of the Option, then the Committee may require the Grantee to pay to the Company, in cash, the fair market value of such shares of Common Stock as of the date of disposition, net of the exercise price paid by the Grantee upon exercise of the Option. The Committee shall exercise the right of recoupment provided in this subsection (i)(ii) within 180 days after the Committee’s discovery of the Grantee’s breach of any of the covenants or agreements contained in this Section 9.
(j)If any portion of the covenants or agreements contained in this Section 9, the specific forfeiture provisions related to vested shares, or the application thereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Section 9 is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Section 9 shall survive the termination of the Grantee’s employment with the Company or any of its Affiliates and shall survive the termination of these Terms and Conditions.
(k)Nothing in these Terms and Conditions, including any restrictions on the use of Confidential Information and Trade Secrets, shall prohibit or restrict the Grantee from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, or any other federal, state, or local regulatory authority. To the extent permitted by law, upon receipt of any subpoena, court order, or other legal process compelling the disclosure of Confidential Information and Trade Secrets, the Grantee agrees to give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible.
(l)Nothing in these Terms and Conditions shall be deemed to constitute the grant of any license or other right to the Grantee in respect of any Confidential Information and Trade Secrets or other data, tangible property, or intellectual property of the Company or any of its Affiliates.
(m)Should the Grantee violate any of the restrictive covenants of these Terms and Conditions, then the period of the Grantee’s breach of such covenant (“Violation Period”) shall stop the running of the corresponding Restricted Period. Once the Grantee resumes compliance with the restrictive covenant, the Restricted Period applicable to such covenant shall be extended for a period equal to the Violation Period so that the Company enjoys the full benefit of the Grantee’s compliance with the restrictive covenant for the duration of the corresponding Restricted Period.
(n)In the event of a conflict between the terms of the confidentiality, non-competition or non-solicitation covenants in this Section 9 and a confidentiality, non-competition or non-solicitation covenant in a prior stock option, restricted stock unit or other equity grant agreement between the Grantee and the Company, the confidentiality, non-competition and non-solicitation covenants in this Section 9 shall control as of the Grant Date.
10.Grant Subject to Plan Provisions. These Terms and Conditions are made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The decisions of the Committee shall be conclusive upon any question arising hereunder. The Grantee’s receipt of the Option awarded under these Terms and Conditions constitutes such Grantee’s acknowledgment that all decisions and determinations of the Committee with respect to the Plan, these Terms and Conditions, and/or the Option shall be final and binding on the Grantee, the Grantee’s beneficiaries, and any other person having or claiming an interest in such Option. The settlement of any award with respect to the Option is subject to the provisions of the Plan and to interpretations, regulations, and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan. A copy of the Plan will be furnished to each Grantee upon request. Additional copies may be obtained from the Corporate Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197.
11.No Employment or Other Rights. Neither the granting of the Option, nor any other action taken with respect to such Option, shall confer upon the Grantee any right to continue in the employ of the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate Grantee’s employment at any time. The right of the Company or a Subsidiary to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.
12.No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death or in accordance with the terms of these Terms and Conditions, shall have any of the rights and privileges of a stockholder with respect to the shares subject to the Option, except to the extent that certificates for such shares shall have been issued upon the exercise of the Option as provided for herein (or an appropriate book entry has been made). Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before Grantee’s shares are issued (or an appropriate book entry has been made).
13.Assignment and Transfers. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and other Affiliates. These Terms and Conditions may be assigned by the Company without the Grantee’s consent.
14.Income Taxes; Withholding Taxes. All obligations of the Company under these Terms and Conditions shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. At the time of exercise, the Company shall have the right to deduct from other compensation, or to withhold shares of Common Stock, in an amount equal to the federal (including FICA), state, local, and foreign income taxes and other amounts as may be required by law to be withheld with respect to the exercise of the Option, provided that any share withholding shall not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state, local, and foreign tax liabilities.
15.Applicable Law. The validity, construction, interpretation, and effect of this instrument shall exclusively be governed by, and determined in accordance with, the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle. This Option award shall be subject to any required approvals by any governmental or regulatory agencies. This Option award shall also be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time in accordance with applicable law. Notwithstanding anything in these Terms and Conditions to the contrary, the Plan, these Terms and Conditions, and the Option awarded hereunder shall be subject to all applicable laws, including any laws, regulations, restrictions, or governmental guidance that becomes applicable in the event of the Company’s participation in any governmental programs, and the Committee reserves the right to modify these Terms and Conditions and the Option as necessary to conform to any restrictions imposed by any such laws, regulations, restrictions, or governmental guidance or to conform to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time. As a condition of participating in the Plan, and by the Grantee’s acceptance of the Option, the Grantee is deemed to have agreed to any such modifications that may be imposed by the Committee, and agrees to sign such waivers or acknowledgments as the Committee may deem necessary or appropriate with respect to such modifications.
16.Notice. Any notice to the Company provided for in these Terms and Conditions shall be addressed to it in care of the Corporate Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company or an Affiliate, or to such other address as the Grantee may designate to the Company in writing in accordance with this Section. Except as otherwise provided by this Section, any notice provided for hereunder shall be delivered by hand, sent by telecopy or electronic mail, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid in the United States mail or other mail delivery service. Notice to the Company shall be deemed effective upon receipt. By receipt of the Option granted hereunder, Grantee hereby consents to the delivery of information (including without limitation, information required to be delivered to the Grantee pursuant to the applicable securities laws) regarding the Company, the Plan, and the Option via the Company’s electronic mail system or other electronic delivery system.
17.Notice of Immunity for Confidential Disclosure of a Trade Secret to an Attorney, the Government or in a Court Filing in Particular Circumstances. The Grantee is hereby notified that these Terms and Conditions are entered into pursuant to the United States Federal Trade Secrets law. In addition to other provisions, federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances.  Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions:
(a)Where the disclosure is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or
(b)Where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  See 18 U.S.C. § 1833(b)(1)).

Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.  See 18 U.S.C. § 1833(b)(2).
IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute and attest this instrument, and the Grantee has placed the Grantee’s signature hereon, effective as of the Grant Date set forth above.

RADIAN GROUP INC.

By: /s/ Anita Scott
Name: Anita Scott
Title: SVP, Chief Human Resources Officer
By electronically acknowledging and accepting this Option award following the date of the Company’s electronic notification to the Grantee, the Grantee (a) acknowledges receipt of the Plan incorporated herein, (b) acknowledges that he or she has read the Award Summary delivered in connection with this Option award and these Terms and Conditions and understands the terms and conditions of them, (c) accepts the award of the Option described in these Terms and Conditions, (d) agrees to be bound by the terms of the Plan and these Terms and Conditions, and (e) agrees that all decisions and determinations of the Committee with respect to the Option shall be final and binding.